Exhibit 99.1

For: J.Crew Group

Company Contact:
James Scully
Chief Financial Officer
(212) 209-8040

Investor Contact:
Integrated Corporate Relations

Allison Malkin/Joe Teklits/Chad Jacobs

(203) 682-8200

Final For Immediate Release

J.CREW GROUP APPOINTS DAVID HOUSE TO THE BOARD OF DIRECTORS

NEW YORK - July 23, 2007 - J.Crew Group, Inc. (the "Company") [NYSE:JCG] today announced that David House has been appointed to its Board of Directors, effective July 25, 2007, and will serve on its Audit Committee.

Mr. House, 57, was previously at American Express Company from 1993 to 2006 where he most recently served as Group President of the Global Network, Establishment Services, Travelers Cheques and Prepaid Services businesses.

Millard Drexler, J.Crew's Chairman and CEO said, "We are pleased to welcome David to our Board. When it comes to building long-term customer relationships, David is an expert. His accomplishments and success in a variety of business environments make him especially well-suited for our Board of Directors."

About J.Crew Group Inc.

J.Crew Group, Inc. is a nationally recognized multi-channel retailer of women's, men's and children's apparel, shoes and accessories. As of June 30, 2007, the Company operates 186 retail stores, 53 factory outlet stores, the J. Crew catalog business, and jcrew.com. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company's website www.jcrew.com.